UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  September 22, 2004


                     American Airlines, Inc.
     (Exact name of registrant as specified in its charter)


         Delaware                      1-2691               13-1502798
 (State of Incorporation)      (Commission File Number)    (IRS Employer
                                                         Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
 (Address of principal executive offices)            (Zip Code)


                         (817) 963-1234
                (Registrant's telephone number)



   (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 8.01 Other Events

American  Airlines,  Inc.,  a  wholly  owned  subsidiary  of  AMR
Corporation (AMR), is filing herewith AMR's Eagle Eye communication to investors. This document includes (a) actual fuel price, unit cost and capacity and traffic information for July and August, (b) forecasts of unit cost and revenue performance, fuel prices, capacity estimates, liquidity expectations, other income/expense estimates, statements regarding the company's future financing activities, and statements regarding the company's liquidity and (c) information regarding the fully drawn $834 million credit facility of American Airlines, Inc.






                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        American Airlines, Inc.



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  September 22, 2004










AMR EAGLE EYE

September 22, 2004

     Statements in this report contain various forward-looking statements within the meaning of Section 27A of the Securities
Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this document the words "expects", "plans," "anticipates," "indicates," "believes," "forecast," "guidance" and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, without limitation, the Company's expectations concerning operations and financial conditions, including changes in capacity, revenues, and costs, future financing needs, overall economic conditions, plans and objectives for future operations, the impact on the Company of its results of operations for the past three years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this report are based on information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. This document includes forecasts of unit cost and revenue performance, fuel prices, capacity estimates, liquidity expectations, other income/expense estimates, statements regarding the Company's future financing activities, and statements regarding the Company's liquidity, each of which is a forward-looking statement. Forward-looking statements are subject to a number of factors that could cause the Company's actual results to differ materially from the Company's expectations. The following factors, in addition to other possible factors not listed, could cause the Company's actual results to differ materially from those expressed in forward-looking statements: changes in economic, business and financial conditions; the Company's substantial indebtedness; continued high fuel prices and the availability of fuel; the residual effects of the war in Iraq; conflicts in the Middle East or elsewhere; the highly competitive business environment faced by the Company, with increasing competition from low cost carriers and historically low fare levels (which could result in a deterioration of the revenue environment); the ability of the Company to implement its restructuring program and the effect of the program on operational performance and service levels; uncertainties with respect to the Company's international operations; changes in the Company's business strategy; actions by U.S. or foreign government agencies; the possible occurrence of additional terrorist attacks; another outbreak of a disease (such as SARS) that affects travel behavior; uncertainties with respect to the Company's relationships with unionized and other employee work groups; the ability of the Company to satisfy existing financial or other covenants in certain of its credit agreements; the availability of future financing; the ability of the Company to reach acceptable agreements with third parties; and increased insurance costs and potential reductions of available insurance coverage. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

We are providing updated guidance due to the further escalation of fuel prices and a relatively weak revenue environment. Additionally, as a result of the adverse impact of these factors on our financial results, we are updating disclosure regarding the fully drawn $834 million bank credit facility of American Airlines, Inc. (American).

Performance Update

Costs:   Third  quarter  2004 fuel price  guidance  changes  from
$1.25/gallon  to  $1.27/gallon.   Full  year  2004,  fuel   price
guidance changes from $1.17/gallon to $1.20/gallon.

Revenue: August 2004 revenue was weaker than expected. A number of factors are contributing to the weakness in industry revenue, including: excess industry capacity, more frequent and more deeply discounted fare sales and the continued aggressive pricing and growth of Low Cost Carriers. In addition, hurricanes adversely impacted both revenues and expenses in August and will impact September to an even greater degree.

As a result, third quarter 2004 mainline unit revenue is expected to decline between 2.5 and 3.5 percent year over year. On a consolidated basis, AMR passenger unit revenue for the third quarter is expected to be lower than last year by 1.7 - 2.7 points year over year.



Credit Facility

American has a fully drawn $834 million bank credit facility secured by aircraft that expires December 31, 2005. The facility contains a liquidity covenant and an EBITDAR (generally, earnings before interest, taxes, depreciation, amortization and rentals, adjusted for certain non-cash items) to fixed charges (generally, interest and total rentals) ratio covenant (the EBITDAR Covenant). The liquidity covenant requires American to maintain a minimum level of $1.0 billion of unrestricted cash and short-term investments (the Liquidity Covenant). Prior to the amendment of the bank credit facility referred to below, the required EBITDAR to fixed charges ratio was 1.3 to 1.0 for the nine-month period ending September 30, 2004, 1.4 to 1.0 for the twelve-month period ending December 31, 2004, and 1.5 to 1.0 for each of the four consecutive calendar quarters ending after December 31, 2004.

While American fully expects to comply with the Liquidity Covenant, American recently determined that, because of continuing  record high fuel prices and weakness in  the  revenue environment, it might not be able to comply with the EBITDAR Covenant as of September 30, 2004 and it was unlikely to be able to comply with the EBITDAR Covenant as of December 31, 2004. To address this situation, on September 22, 2004, American obtained an amendment to the bank credit facility to lower the required  EBITDAR to fixed charges ratio to 1.0 to  1.0  for  the nine-month period ending September 30, 2004 and 0.9 to 1.0 for the twelve month period ending December 31, 2004. The required ratio remains 1.5 to 1.0 for each of the four consecutive calendar quarters ending after December 31, 2004. To address this, American is in active discussions to refinance its bank credit facility with one or more credit facilities or term loans (collectively, the Replacement Facility) in the fourth quarter of 2004. American has engaged Citigroup Global Markets Inc. and
JPMorgan Chase to act as arrangers in connection with the Replacement Facility. While American believes that it will be able to obtain the Replacement Facility on acceptable terms, there can be no assurance that American will be able to do so.

A number of banks, financial institutions and other institutional lenders are parties to the bank credit facility. From time to time, several of the banks or their affiliates perform investment banking and advisory services for, and provide general financing and banking services to, American and its affiliates.


Liquidity

We  expect to end the third quarter with a total cash and  short-
term   investment  balance  of  about  $3.6  billion,   including
approximately $480 million in restricted cash and short-term investments.


                                      Kathy Bonanno
                                      Director Investor Relations




AMR EAGLE EYE


Fuel Forecast

Fuel Hedge Position:
     3Q04:  Hedged on 9% of consumption at $32/bbl WTI Crude

AMR Fuel Price (Including Hedges and Taxes) and Consumption
                                      Actual           Forecast
                                    Jul    Aug     Sep   3Q04    2004
       Fuel Price (dollars/gal)    1.18   1.28    1.35   1.27    1.20
       Fuel Consumption (MM gals) 293.2  292.6   258.8  844.7 3,274.0

Unit Cost Forecast

AMR Consolidated Cost per ASM
                                     Actual            Forecast
                                    Jul    Aug     Sep   3Q04    2004*
       AMR Cost per ASM (cents)    9.83  10.08   10.75  10.20   10.15

American Mainline Operations Cost per ASM
                                     Actual            Forecast
                                    Jul    Aug     Sep   3Q04    2004*
       AA Cost per ASM (cents)     9.42   9.64   10.30   9.77    9.71


Capacity and Traffic Forecast

AA Mainline Operations
                                     Actual            Forecast
                                    Jul    Aug     Sep   3Q04    2004
       ASMs (millions)           15,544 15,536  13,504 44,584 174,224
         Domestic                10,265 10,304   9,023 29,592 117,775
         International            5,279  5,232   4,481 14,992  56,449

       Traffic                   12,605 12,192   9,775 34,572 129,380

Regional Affiliate Operations
                                     Actual            Forecast
                                    Jul    Aug     Sep   3Q04    2004
       ASMs (millions)              951    968     941  2,860  10,863

       Traffic                      694    660     570  1,924   7,195

Below the Line Income/Expenses

          Total Other Income/(Expense) is estimated at ($190) million during each of the third and fourth quarters of 2004.


* 1Q04 and 2Q04 as reported